UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2020

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Acutus Medical, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	001- 39430	45-1306615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 Faraday Ave., Suite 100 Carlsbad, CA	92008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (442) 232-6080

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	AFIB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Introductory Note

On August 10, 2020, Acutus Medical, Inc., a Delaware corporation (the “Company”), completed an initial public offering (the “IPO”) of 10,147,058 shares of its common stock, par value $0.001 per share (the “Common Stock”), including 1,323,529 shares sold pursuant to the exercise in full of the underwriters’ option to purchase additional shares, at a public offering price of $18.00 per share pursuant to a registration statements on Form S-1 (Registration Nos. 333-239873 and 333-241091) (the “Registration Statements”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). On August 5, 2020, in connection with the IPO, the Common Stock was registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Common Stock is listed on The Nasdaq Global Select Market under the trading symbol “AFIB.”

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated by reference in this Item 3.03.

Item 5.03	Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

Amendment and Restatement of Certificate of Incorporation

Immediately prior to the Closing, on August 10, 2020, the Company filed an amended and restated certificate of incorporation (the “A&R Certificate”) with the Secretary of State of the State of Delaware. The A&R Certificate amended and restated the Company’s amended and restated certificate of incorporation to, among other things:

·	authorize 260,000,000 shares of common stock;

·	authorize 5,000,000 shares of undesignated preferred stock (the “Undesignated Preferred Stock”) that may be issued from time to time by the Company’s board of directors (the “Board”) in one or more series with such designations, powers, preferences and other rights as the Board determines;

·	permit the Board to adopt, amend or repeal the Company’s bylaws (the “Bylaws”) without obtaining stockholder approval, and require that any amendment of the Bylaws by the stockholders receive the affirmative vote of the holders of not less than two-thirds of the total voting power of all outstanding securities entitled to vote in the election of directors;

·	provide for a classified Board consisting of three classes and prohibit the removal of directors by the stockholders without cause, through the vote of a majority of the total voting power of all outstanding securities entitled to vote in the election of directors;

·	prohibit stockholder action by written consent in lieu of a meeting;

·	require that special meetings of the stockholders be called only by a majority of the directors;

·	provide for the indemnification of directors and officers of the Company, in each case to the fullest extent authorized by the General Corporation Law of the State of Delaware; and

·	require that any amendment of certain provisions of the A&R Certificate by the stockholders receive the affirmative vote of the holders of not less than two-thirds of the total voting power of all outstanding securities entitled to vote in the election of directors.

The foregoing description of the A&R Certificate is qualified in its entirety by reference to the A&R Certificate, a copy of which is filed herewith as Exhibit 3.1.

Amendment and Restatement of Bylaws

Immediately prior to the Closing, on August 10, 2020, the Company’s amended and restated bylaws (the “Restated Bylaws”) became effective. The Restated Bylaws amended the Company’s bylaws to, among other things:

·	prohibit stockholder action by written consent in lieu of a meeting;

·	require that special meetings of the stockholders be called only by Chairman of the Board or a majority of the directors;

·	establish advance notice, content and procedural requirements for notice provided by stockholders for nominations for election to the Board and for proposals to be brought by stockholders before any meeting of the Company’s stockholders;

·	set forth the rights, powers and manner of acting of the Board and officers of the Company;

·	provide that the exclusive forum for certain actions will be a state court within the State of Delaware; and

·	permit the Board to adopt, amend or repeal the Restated Bylaws without obtaining stockholder approval, and require that any amendment of the Restated Bylaws by the stockholders receive the affirmative vote of the holders of not less than 75% of the total voting power of all outstanding securities entitled to vote in the election of directors.

The foregoing description of the Restated Bylaws is qualified in its entirety by reference to the Restated Bylaws, a copy of which is filed herewith as Exhibit 3.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation of Acutus Medical, Inc.
3.2	Amended and Restated Bylaws of Acutus Medical, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acutus Medical, Inc.

Date: August 10, 2020	/s/ Gary W. Doherty
Gary W. Doherty Chief Financial Officer